Exhibit 10.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”), dated as of January 09 2023, is entered into by and between BLACK DIAMOND FINANCIAL GROUP, LLC a limited liability company (the “Holder”), and CLEAN COAL TECHNOLOGIES, INC. (“Clean Coal”), a Nevada corporation. Together, and for the purposes of this Agreement, the Holder and Clean Coal may each be referred to as a “Party”, and together constitute the “Parties.”

WHEREAS, pursuant to that certain Agreements, among the Parties, dated as of November 25 2015, (the “Subscription Agreement”), Clean Coal agreed to pay the Holder $606,532 which has been accrued as a promissory note.

WHEREAS, several Event of Defaults (as defined in the Notes) have occurred under each of the Notes, including but not limited to a breach under Section 3.01(a) of each of the Notes, in each case with respect to failure to pay amounts due under the Notes;

WHEREAS, the aggregate principal amount of the Note is agreed $606,532, plus accrued and unpaid interest and default penalties payable on the Notes and shares, warrants, and fees, and security interests as of the date hereof (such aggregate obligations owing under the Notes to be referred to hereinafter as the “Debt”);

WHEREAS, Clean Coal is unable repay the Debt, and the Holder and Clean Coal have elected to amicably resolve this and all other disputes in good faith and without litigation; and

WHEREAS, the Parties desire that the issuance of 1,500,000 shares (the “Settlement Shares”) of Clean Coal common stock, par value $0.00001 per share (the “Common Stock”) in exchange for the cancellation of the Notes be characterized as a tax-free transaction for U.S. federal income tax purposes under Section 351 and/or Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Intended Tax Treatment”).

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is agreed by and between the Parties that this matter shall be settled upon the following terms and conditions:

1.    Incorporation of Recitals. The Parties acknowledge the foregoing Recitals in this Agreement are true and correct, are contractual in nature, and are hereby incorporated into and made part of this Agreement.

2.    Settlement.

a.    The settlement outlined herein is in exchange for the Holder agreeing to deem the Debt cancelled and satisfied and any and all claimed, deemed or actual breaches under the Notes are hereby waived in all respects (the “Settlement”).

b.    As consideration for the Settlement, the Holder agrees to accept the Settlement Shares as full and complete satisfaction of the Settlement; for the avoidance of doubt the amount of Settlement Shares shall not be adjusted in connection with the Stock Split (as defined below).

c.    The Settlement Shares shall be transferred within Five (5) Business Days of the Effective Date (as defined below) (i) to the Holder or its designee’s balance account with the Depository Trust Company (“DTC”) in accordance with the DTC instructions delivered by the Holder to Clean Coal, or (ii)

if not eligible for transfer to the Holder pursuant to DTC’s “FAST” system, then in certificated form to such address as the Holder shall notify Clean Coal. As of such date, the Holder shall be deemed for all purposes to become the holder of record of the Settlement Shares, irrespective of the date such shares are credited to the Holder’s or its designee’s balance account with DTC in accordance herewith or delivered to Holder in certificated form.

d.    Upon the date that the Closing Conditions (as defined below) shall have been satisfied in full, the Settlement shall be deemed effective (such date, the “Effective Date”).

e.    Clean Coal and the Holder agree to execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Settlement, whether such other documents and agreements are needed prior to, on or after the Effective Date.

f.    For the purposes of this Agreement, a Business Day shall mean a day in which DTC is open for business, not including Saturday, Sunday, or any U.S. federal holiday.

3.    Pre-Conditions to the Settlement. The Settlement and the Holder’s obligations related thereto shall be conditioned upon the prior occurrence of the following (each, a “Closing Condition” and together, the “Closing Conditions”):

a.    A reverse stock split of Clean Coal’s Common Stock at a ratio of 100 to 1 (the “Stock Split”), which has previously occurred;

b.    Documented settlement and cancellation of the Notes as more specifically set forth on Schedule A hereto, in form and upon terms acceptable to the Holder in its sole discretion; and

c.    The delivery of such other documents and agreements as are customary and reasonably necessary to effectuate the foregoing conditions in accordance with Section 2.e. above.

4.    Representations and Warranties of Clean Coal. Clean Coal hereby represents and warrants to Holder that:

a.    Clean Coal is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Clean Coal is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b.    All corporate action on the part of Clean Coal, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the performance of all obligations of Clean Coal hereunder, (iii) the approval of the Settlement, (iv) the authorization (or reservation for issuance of) of the Settlement Shares, (v) the issuance of the Settlement Shares, and (vi) the performance of the Closing Conditions will be taken on or prior to the Effective Date.

c.    The Settlement Shares, when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable.

d.    Clean Coal has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business and Clean Coal has not received written notice of any such violation.

e.    No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, is required in connection with the execution and delivery of this Agreement by Clean Coal or the consummation by Clean Coal of the transactions provided for herein and therein.

f.    There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Clean Coal, threatened against or affecting Clean Coal, the Common Stock, or any of Clean Coal’s officers or directors in their capacities as such that would reasonably be expected to have a material adverse effect on its business or properties.

g.    This Agreement has been duly and validly authorized, executed and delivered on behalf of Clean Coal and shall constitute the legal, valid and binding obligation of Clean Coal enforceable against Clean Coal in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by Clean Coal of this Agreement and the consummation by Clean Coal of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Clean Coal or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Clean Coal is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to Clean Coal, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Clean Coal to perform its obligations hereunder.

h.    Clean Coal confirms that neither Clean Coal nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. Clean Coal understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the securities of Clean Coal.

i.    Neither Clean Coal nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”)) for soliciting the Settlement or the issuance of the Settlement Shares, or has taken any action that could give rise to a claim for a commission or other remuneration. Except as expressly set forth in Section 2 above, the Holder has not paid or received any consideration in connection with the Settlement or the issuance of the Settlement Shares.

j.    The obligation of Clean Coal to consummate the transactions contemplated by this Agreement is not subject to any conditions or actions of any third party not expressly set forth herein.

5.    Representations and Warranties of the Holder. The Holder hereby represents and warrants to Clean Coal that:

a.    It has the requisite power and authority to enter into this Agreement and consummate the Settlement.

b.    It is the record and beneficial owner of, and has valid and marketable title to, each of the Notes, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws).

c.    It has not assigned its claims or any portion of the Debt.

d.    Holder and each of its members is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

e.    Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act) for soliciting the Settlement.

6.    Covenants of Clean Coal. Clean Coal further covenants and agrees with the Holder as follows:

a.    Clean Coal agrees to take all action necessary to issue the Settlement Shares without restriction and not containing any restrictive legend, without the need for any action by the Holder.

b.    Clean Coal represents and warrants that: (i) the Settlement Shares may be immediately resold pursuant to Rule 144 under the Securities Act (“Rule 144”) without volume or manner-of-sale restrictions; and (ii) the transactions contemplated hereby and all other documents associated with the Settlement comport with the requirements of Section 3(a)(9) of the Securities Act.

c.    Clean Coal shall make all filings and reports relating to the Settlement Shares as may be required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

7.    Holding Period. For the purposes of Rule 144, Clean Coal represents, warrants and agrees that for the purposes of Rule 144, the holding period of the Common Stock Settlement Shares will include the Holder’s prior holding period of the Notes, which commenced on November 25, 2015, in respect of the Series A Note, the Series B Note and the Series C Note and on September 14, 2016, in respect of the Series D Note. Clean Coal agrees not to take a position contrary to this Section 7 in any document, statement, setting, or situation. Assuming the accuracy of the representations and warranties of the Holder contained herein, Clean Coal acknowledges and agrees that, (i) upon issuance in accordance with the terms hereof, the Settlement Shares will be eligible to be immediately resold pursuant to Rule 144, (ii) Clean Coal is not aware of any event reasonably likely to occur that would reasonably be expected to result in the Settlement Shares becoming ineligible to be resold by the Holder pursuant to Rule 144 and (iii) in connection with any resale of Settlement Shares pursuant to Rule 144, the Holder shall not be required to provide an opinion of Holder’s counsel.

8.    No Integration. None of Clean Coal, its subsidiaries, any of their affiliates, or any person acting on its or their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Settlement Shares under the Securities Act or cause this offering of the Settlement Shares to be integrated with such offering or any prior offerings by Clean Coal for purposes of Regulation D under the Securities Act.

9.    Default. Should Clean Coal default in satisfying the Settlement Amount as provided for in this Agreement, the Holder shall no longer be bound by this Agreement, and this Agreement shall be null and void and of no further force and effect.

10.    Mutual Releases. Upon the Effective Date, each of the Holder and Clean Coal does hereby irrevocably release the other Party, on behalf of themselves, and all persons or entities claiming by, through or under them, and their respective shareholders, officers, directors, heirs, successors and assigns, hereby fully, completely and finally waive, release, remise, acquit, and forever discharge and covenant not to sue the other Parties, as well as the other Parties’ respective officers, directors, shareholders, trustees, parent companies, sister companies, affiliates, subsidiaries, employers, attorneys, accountants, predecessors, successors, insurers, representatives, and agents with respect to any and all claims, demands, suits, liability, tort, covenant, contract, or causes of action of any kind whatsoever, at law or in equity.

11.    Authority. The Parties represent and warrant that they possess full authority to enter into this Agreement and to lawfully and effectively release the opposing Party as set forth herein, free of any rights of settlement, approval, subrogation, or other condition or impediment. This undertaking includes specifically, without limitation, the representation and warranty that no third party has now acquired or will acquire rights to present or pursue any claims arising from or based upon the claims that have been released herein.

12.    Waiver or Modification. No modification, amendment or waiver of any of the provisions contained in this Agreement, or any representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any Party hereto unless made in writing and signed by such Party or by a duly authorized officer or agent of such Party.

13.    Predecessors, Successors, and Assigns. All persons or business entities granting releases hereby include any assignee, predecessor in interest, or successor in interest of the respective grantor. All persons or business entities released hereby include any predecessor in liability or successor in liability for the released liability.

14.    Legal Fees and Costs. Each of the Parties shall pay its own respective costs and attorneys’ fees incurred with respect to this Agreement.

15.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under the Subscription Agreement. Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. Each party shall bear its own expenses in any litigation conducted under this section.

16.    Complete Agreement. This Agreement constitutes and contains the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and supersedes all prior negotiations, agreements or understandings between the Parties concerning any of the provisions of this Agreement. This Agreement shall be construed without regard to any presumptions against the Parties causing the same to be prepared.

17.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.    Currency. Unless otherwise noted herein, all dollar amounts are in United States Dollars, and the Settlement Amount shall be paid in United States Dollars.

19.    Miscellaneous. In the event of the litigation alleging breach of this Agreement, the prevailing party shall be entitled to its costs and reasonable attorneys' fees. If any portion of this Agreement is found to be unenforceable, the Parties desire that all other portions that can be separated from it, or appropriately limited in scope, shall remain fully valid and enforceable. This Agreement may be executed in counterpart copies which taken together shall constitute one and the same agreement even though no one copy bears the Parties' signatures.

20.    Tax Treatment. The Parties hereby agree to report the issuance of the Settlement Shares in exchange for the cancellation of the Notes consistent with the Intended Tax Treatment for purposes of U.S. federal income tax, and state and local income tax.

21.    Grammatical Correction. Wherever the text hereof requires, the use of singular number shall include the appropriate plural number and the use of the plural number shall include the singular number, as the text of the within instrument may require.

22.    Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, provided that each Party receives a signed counterpart of the other Party. An executed counterpart copy delivered by facsimile or otherwise electronically transmitted (such as via e-mail in PDF format) shall be deemed an original and have the same force and effect as an original signature. This Agreement shall not be binding unless executed by and delivered to the Parties.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates written below.

BLACK DIAMOND FINANCIAL GROUP LLC.

By:
Name: Patrick E.M. imeson
Title: Manager

CLEAN COAL TECHNOLOGIES, INC.

By:
Name: Aiden Neary
Title: CFO

Schedule A

Debt to be Settled